Exhibit 10.9

WAIVER AND FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

        THIS WAIVER AND FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of March 31, 2001, is among UNIFAB INTERNATIONAL, INC. ("Borrower"), BANK ONE, NA (as successor by merger to Bank One, Louisiana, N.A.), as Agent ("Agent") and the lenders party hereto ("Lenders"), who agree as follows:

RECITALS

        A.         The Borrower, Agent and Lenders have heretofore executed an Amended and Restated Credit Agreement, dated as of October 23, 2000 (the "Credit Agreement").

        B.         The Borrower has requested that the Agent and the Lenders waive certain financial covenants for the fiscal quarters ended December 31, 2000 and ending March 31, 2001, and the Lenders are willing to accept the Borrower's request on the terms and conditions set forth below.

        C.         Capitalized terms used herein, and not otherwise defined herein, shall have the meanings defined in the Credit Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants and undertakings, and in particular the waivers set forth below, the parties hereto agree as follows:

ARTICLE 1
WAIVER

        1.1         The Borrower has advised the Agent and the Lenders that notwithstanding the provisions of Section 6.19.3 (Minimum Fixed Charge Coverage Ratio) of the Credit Agreement, requiring a fixed charge coverage ratio for the fiscal quarters ended December 31, 2000 to be not less 1.25 to 1.00, in fact the ratio for the fiscal quarter ended December 31, 2000 was less than that requirement. At the Borrower's request, Lenders hereby grant a one-time waiver of the minimum fixed charge coverage ratio covenant for the fiscal quarters ended December 31, 2000. Such waiver shall not constitute either an amendment of the Credit Agreement or a precedent for any subsequent requested waiver of this or any other financial covenant or other provision of the Credit Agreement.

        1.2         In consideration of the foregoing waiver, the Borrower agrees to pay the Agent, for the ratable benefit of the Lenders, a waiver fee of $50,000 upon the execution of this Amendment.

ARTICLE 2
COMMITMENT

        2.1         Notwithstanding the provisions of the Credit Agreement, the maximum Aggregate Revolving Loan Commitment shall be reduced to the following amounts on the dates indicated:

Date	Maximum Aggregate Revolving Commitment

March 31, 2001	$27,000,000
April 30, 2001	$24,000,000
May 31, 2001	$20,000,000
Thereafter, on the last day of each
month, the maximum Aggregate
Revolving Loan Commitment shall
be reduced by $1 million.

        2.2         If during any month the total Advances outstanding at any time exceed the maximum Aggregate Revolving Loan Commitment (as reduced above) for that month, a Default under Section 7.3 of the Credit Agreement shall occur. In addition to constituting a Default, if during any month the total Advances outstanding at any time exceed the maximum Aggregate Revolving Loan Commitment (as reduced above) for that month the Borrower shall pay the Agent, for the ratable benefit of the Lenders, on the first day of the following month, a commitment fee of $100,000.

ARTICLE 3
INTEREST RATE

        3.1         Effective as of March 31, 2001, (i) the Eurodollar Rate shall be permanently eliminated; (ii) all Advances outstanding on March 31, 2001 and thereafter, and any new Advances shall be Floating Rate Advances; and (iii) the Applicable Margin for Floating Rate Advances shall be increased from 1.50% to 3.50%. The Applicable Margin for all existing and new Floating Rate Advances shall be increased by an additional 1.00% on the last day of each succeeding quarter, beginning on June 30, 2001 until the Applicable Margin for Floating Rate Advances reaches 5.50%. The determination of the Applicable Margin based on the Leverage Ratio is eliminated and the Pricing Schedule set forth on Schedule 2 to this Amendment shall replace and supercede the Pricing Schedule attached to the Credit Agreement.

ARTICLE 4
FINANCIAL COVENANTS

        4.1         Section 6.19.2 (Maximum Funded Indebtedness to EBITDA Ratio) of the Credit Agreement is hereby amended to substitute 11.50 to 1.00 for 4.50 to 1.00, for the fiscal quarter ending March 31, 2001. Thereafter, the maximum ratio shall remain as set forth in the Credit Agreement.

        4.2        Section 6.19.3 (Minimum Fixed Charge Coverage Ratio) of the Credit Agreement is hereby amended to substitute 0.60 to 1.00 for 2.00 to 1.00, for the period January 1, 2001 through March 31, 2001. Thereafter, the minimum ratio shall remain as set forth in the Credit Agreement.

        4.3        A new Section 6.19.6 (Minimum Net Income Before Taxes) to the Credit Agreement is hereby added to read as follows:

        6.19.6 Minimum Net Income Before Taxes. The Borrower will not permit Net Income, before taking Income Taxes into account for each fiscal quarter, to be less than the following:

Period	Minimum Net Income
March 31, 2001	($1,000,000) maximum net loss
June 30, 2001	500,000
September 30, 2001	2,000,000
December 31, 2001	3,000,000

        4.4         The Compliance Certificate set forth on Exhibit A to this Amendment shall replace and supercede the Pricing Schedule attached to the Credit Agreement.

ARTICLE 5
REPORTS

        5.1         In addition to the provisions of Section 6.1 (Financial Reporting) of the Credit Agreement, the Borrower will furnish the Agent and the Lenders with the following two additional reports:

•	On Wednesday of each week, beginning April 4, 2001, a detailed cash flow projection for the Borrower, by week, for the succeeding 13-week period.
•	Within 20 days after the end of each calendar month, beginning April 20, 2001, a works-in-progress report in a form reasonably acceptable to the Agent.

ARTICLE 6
FIELD EXAMINATIONS

        6.1         In addition to the provisions of Section 6.9 (Inspection) of the Credit Agreement, the Borrower hereby authorizes the Agent, or the Agent's representatives or agents, to consult with the Borrower's auditors and review copies of the auditor's detailed work papers, and to conduct other examinations of the Borrower's books and records as the Agent deems necessary.

ARTICLE 7
SECURITY INTEREST
IN INCOME TAX REFUNDS

        7.1         The Borrower hereby grants a security interest in favor of the Agent and the Lenders in all of Borrower's right, title and interest to receive federal and state income tax returns; and in furtherance thereof, Borrower agrees to execute instruments necessary to perfect such security interest and to direct the Internal Revenue Service, Louisiana Department of Revenue and any other taxing authorities to remit such income tax refunds directly to the Agent. Upon receipt of such tax refunds, the Agent shall apply such amounts as repayment of existing advances.

        7.2         The Borrower has not yet filed its federal income tax returns for the fiscal year ended March 31, 1999, the fiscal year ended March 31, 2000 and the partial fiscal year ended December 31, 2000. The Borrower agrees to use its best efforts, and to required its tax preparer to use its best efforts, (i) to file its federal income tax return for the fiscal year ended March 31, 1999 on or before April 25, 2001; (ii) to file its federal income tax return for the fiscal year ended March 31, 2000 on or before June 15, 2001; and (iii) to file its federal tax return for the partial fiscal year ended December 31, 2000 on or before July 31, 2001.

ARTICLE 8
OTHER FINANCING

        8.1         The Credit Agreement permits the Borrower to engage in only certain financing transactions and to incur only certain Indebtedness. In the event that the Borrower proposes to enter into any transactions which have the effect of incurring additional Indebtedness (including sale-leaseback transactions), the Borrower shall present the details of those proposed transactions to the Agent and the Lenders. The Agent and the Lenders agree not to unreasonably withhold their approval of such proposed financing transactions, although the Agent and the Lenders may require modifications of such proposed financing transactions, and may condition such approval on such terms and conditions (including, without limitation, reductions of the Aggregate Revolving Loan Commitment or the imposition of additional financial covenants and/or the modifications to existing financial covenants) as the Agent and the Lenders shall reasonably require.

        8.2         In the event that the Agent and the Lenders approve the disposition of any fixed assets in a sale-leaseback transaction, the Eligible Fixed Assets for purposes of the Borrowing Base shall be reduced by the orderly liquidation value of the equipment subject to the sale-lease back transaction.

ARTICLE 9
NO OVERDRAFTS

        9.1         The Borrower acknowledges that the Agent and the Lenders have advised the Borrower that the Agent and the Lenders shall not cover any overdrafts or make payment on any items presented to the Agent or the Lenders to the extent that there are insufficient collected funds available in Borrower's accounts (or Advances available under the Credit Agreement) to pay such items; such unpaid items shall be returned by the Agent.

ARTICLE 10
LETTERS OF CREDIT

        10.1         Notwithstanding the provisions of Section 2.3 (Letters of Credit) of the Credit Agreement, the Agent shall not issue Letters of Credit without the consent of each Lender, in such Lender's sole and absolute discretion. The refusal by any Lender to approve the issuance of a Letter of Credit shall prevent the Agent from issuing such Letter of Credit. The Borrower shall give the Agent notice of any requests for the issuance of a Letter of Credit not later than five Business Days prior to the date on which the Borrower wishes the Letter of Credit to be issued.

ARTICLE 11
ACKNOWLEDGMENT OF COLLATERAL

        11.1         The Borrower specifically reaffirms all of the Collateral Documents.

ARTICLE 12
MISCELLANEOUS

        12.1         Borrower hereby and forever settles, compromises, transacts, satisfies, waives, releases, acquits, discharges, surrenders and cancels any and all Claims (as defined hereinafter) against the Agent and Lenders, their predecessors, insurers or insureds, subrogors or subrogees, assignors or assignees, nominees, representatives, joint venturers, directors, officers, agents, employees, attorneys, shareholders, principals, parent companies, subsidiary companies, other affiliates, and any other person or entity which has or might have derivative, secondary or vicarious liability for their acts or omissions whose rights are derived from them (all of such released parties being collectively referred to as the "Released Parties"), it being hereby specifically agreed and understood that the execution of this Amendment is not to be construed as an acknowledgment or admission of any fact of any liability or responsibility by the Agent or Lenders, and the Agent and Lenders hereby expressly deny any liability to the Borrower. For the purpose of this Agreement, "Claims" shall mean (i) any and all claims, demands, losses, damages, causes of action, and rights of action whatsoever, liquidated or unliquidated, choate or inchoate, matured or unmatured, contingent or exigible, asserted or unasserted, direct or indirect, known or unknown, anticipated or unanticipated, arising before or on the date of the Borrower's execution hereof whether based upon tort, negligence, intentional conduct, contract, equity, bankruptcy, indemnity, contribution, reimbursement, unjust enrichment, and/or any other legal theory, which any party may be entitled to in any way, and (ii) arising out of or relating to the all Loan Documents from time to time executed in connection therewith, but (iii) excluding any Claims (as defined in preceding clauses (i) and (ii)) against the Released Parties based upon fraudulent or dishonest acts of the Agent or the Lenders, and Claims to require the Released Parties to perform any contractual undertakings under the Loan Documents.

        12.2         This Amendment may be executed in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one in the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	UNIFAB INTERNATIONAL, INC.

By: /s/ Peter J. Roman
Name: Peter J. Roman
Title: Chief Financial Officer

AGENT:	BANK ONE, NA (as successor to Bank One, Louisiana, National Association) (Main Office Chicago)

By: /s/ Richard P. Broussard
Name: Richard P. Broussard
Title: First Vice President

LENDERS:	BANK ONE, NA (as successor to Bank One, Louisiana, National Association) (Main Office Chicago)

By: /s/ Richard P. Broussard
Name: Richard P. Broussard
Title: First Vice President

IBERIABANK

By: /s/ Michael J. Brown
Name: Michael J. Brown
Title: Senior Executive Vice President

REGIONSBANK

By: /s/ Ernest Freyou
Name: Ernest Freyou
Title: President

WHITNEY NATIONAL BANK

By: /s/ William A. Hendrix
Name: William A. Hendrix
Title: Vice President

SCHEDULE 2

PRICING SCHEDULE
Applicable Margin (Floating Rate Advances):
March 31, 2001 through June 30, 2001	3.50%
July 1, 2001 through September 30, 2001	4.50%
October 1, 2001 and thereafter	5.50%

Applicable Fee Rate (Commitment Fee):
March 31, 2001 and thereafter	0.50%

Applicable Financial Letter of Credit Rate:
March 31, 2001 and thereafter	4.00%

Applicable Performance Letter of Credit Rate:
March 31, 2001 and thereafter	2.75%

EXHIBIT A

COMPLIANCE CERTIFICATE

To:   The Lenders parties to the
        Credit Agreement Described Below

        This Compliance Certificate is furnished pursuant to that certain Amended and Restated Credit Agreement dated as of October 23, 2000 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") among UNIFAB International, Inc. (the "Borrower"), Bank One, Louisiana, National Association, as Agent, and the Lenders party thereto. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings defined in the Credit Agreement.

        THE UNDERSIGNED HEREBY CERTIFIES THAT:

        1. I am the duly elected ______________of the Borrower;

        2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and each of its Subsidiaries during the accounting period covered by the attached financial statements;

        3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

        4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct.

        Described below are the exceptions, if any, to Paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

___________________________________________________________________________________

___________________________________________________________________________________

___________________________________________________________________________________

___________________________________________________________________________________

___________________________________________________________________________________

___________________________________________________________________________________

        The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___day of _____,___ .

BORROWER:	UNIFAB INTERNATIONAL, INC.

By:

Name:

SCHEDULE I TO COMPLIANCE CERTIFICATE

BORROWER'S FINANCIAL COVENANTS
(As of ____________)

A.     Maximum Funded Indebtedness to Tangible Net Worth Ratio (6.19.1)

Funded Indebtedness	$
Tangible Net Worth	$
Ratio (actual)	to 1.00
Ratio (required)	to 1.00

B.    Maximum Funded Indebtedness to EBITDA Ratio (6.19.2)

Funded Indebtedness		$
Net Income	$
Plus Interest Expense
Plus Income Taxes
Plus Depreciation and
Amortization
EBITDA		$
Ratio (actual)		to 1.00
Ratio (required)		to 1.00

C.     Minimum Fixed Charge Coverage Ratio (6.19.3)

EBITDA (see B above)	$
Plus Capitalized Lease Expenses
Plus Rental Expenses
Minus Income Taxes (cash)
Minus Dividends (cash)
Minus Capitalized Expenses
(maintenance; $250,000
minimum)
Adjusted Cash Flow		$
Capitalized Lease Expenses	$
Plus Rental Expenses
Plus Interest Expense
Plus Scheduled Principal
Payments on Funded
Indebtedness
Total Fixed Charges		$
Ratio (actual)		to 1.00
Ratio (required)		to 1.00

D.     Minimum Current Ratio (6.19.4)

Current Assets	$
Current Liabilities
Ratio (actual)	to 1.00
Ratio (required)	to 1.00

  Minimum Net Income Before Taxes (6.19.6)
Net Income	$
Plus: Income Taxes (expense)
or
Minus: Income Taxes (credit)
Net Income Before Taxes (actual)		$
Net Income Before Taxes (required)